EXHIBIT 10.20

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Amendment One To

The Savings Bank of Utica Incentive Savings Plan

Resolution

The undersigned, Secretary of The Savings Bank of Utica, certifies that the following Resolution was unanimously adopted at a meeting of the Board of Trustees of the Bank, held on October 24, 2001, in Utica, New York, a quorum being present, notice of the meeting have been duly sent:

WHEREAS,	The Savings Bank of Utica (“Employer”) maintains The Savings Bank of Utica Incentive Savings Plan (“Plan”);

WHEREAS,	pursuant to Section 11.1 of the Plan, the Employer retains the right to amend the Plan;

NOW, THEREFORE, BE IT RESOLVED, that subject to the approval of the Internal Revenue Service (“IRS”), Amendment Number One which is attached hereto and made a part hereof, be and hereby is adopted by the Employer;

FURTHER RESOLVED, that Amendment Number One be and hereby is subject to any modifications that may be required by the IRS for the continued qualification of the Employer’s Plan and that the proper officers of the Employer be and hereby are authorized, empowered and directed, in the Employer’s name and on its behalf, to make any technical amendment or amendments to the Plan which do not have a material cost effect on the Employer and to take or cause to be taken any and all such further action, make any and all such payments, and execute, acknowledge, and deliver any and all such applications or other instruments as may be necessary or as may, in the judgment of said officers, be necessary, appropriate, or convenient in order to effectuate the intent and purpose of these resolutions.

Amendment Number One To

The Savings Bank Of Utica Incentive Savings Plan

Pursuant to Section 11.1 of The Savings Bank of Utica Incentive Savings Plan As Amended And Restated effective January 1, 1999, Including Provisions Effective Retroactive to January 1, 1997 (“Plan”), the Plan is amended, effective as of January 1, 2002:

1. ARTICLE I - The first paragraph of the definition of Compensation, Section 1.14 shall be amended by adding the following at the end thereof to read as follows:

Commencing January 1, 2002, Compensation shall include bonuses, in determining the percentage of Before-Tax Contributions only if the Eligible Employee or Participant makes an affirmative election to defer bonuses pursuant to Sections 3.1 and 3.3. Such election shall remain in effect until modified or revoked by such Participant.

MAIN OFFICE 233 Genesee St, Utica NY 13501-2896 • (315) 768 3000

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2. ARTICLE I - The first sentence of Section 3.1 shall be amended by adding the words “as defined in Section 1.14” immediately following the words “Participant’s Compensation”.

3. ARTICLE I - The first paragraph of Section 3.3 shall be amended by adding the following sentence at the end thereof to read as follows:

Commencing January 1, 2002, a Participant may, by completing the applicable bonus form, affirmatively elect to include his or her bonuses as Compensation under the Compensation Reduction Agreement, in determining the Before-Tax Contributions made on his or her behalf under the Plan.

(SEAL)	/s/ Steven A. Covert
Steven A. Covert
Corporate Secretary
The Savings Bank of Utica

Dated: November 5, 2001

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